UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No. ______)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

JOHN HANCOCK CAPITAL SERIES
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Investor login	Find funds	Viewpoints

ANNOUNCEMENT

Your vote is critical!

Recently, we sent you proxy material regarding the special meeting of John Hancock U.S. Global Leaders Growth Fund shareholders that is scheduled for Friday, August 3, 2018.

The fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the fund to obtain a sufficient number of votes to hold the meeting as scheduled.

Your vote is important no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to August 3, 2018.

Online: Visit our website and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.

Phone: Call the toll-free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote. Or, you may cast your vote with a live proxy specialist, quickly and easily, by calling toll-free, 833-786-6489.

Mail: Return the executed proxy card in the postage-paid envelope provided so it is received by August 3, 2018.

The email address for your subscription is {{lead.Email Address:default=Email Address}}. To make changes, you can manage your subscription preferences or unsubscribe from all emails.

John Hancock Funds, LLC | Member FINRA, SIPC

601 Congress Street | Boston, MA | 800-225-5291 | jhinvestments.com